EXHIBIT 23

                           Consent of KPMG Peat Marwick LLC




                                 ACCOUNTANTS' CONSENT


          To the Board of Directors
          Valmont Industries, Inc.


          We consent to incorporation by reference in this Registration Statement on Form S-8 of Valmont Industries, Inc. of our reports dated February 18, 1994 relating to the consolidated balance sheets of Valmont Industries, Inc. and subsidiaries as of December 25, 1993 and December 26, 1992 and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 25, 1993 which reports appear in or are incorporated by reference in the December 25, 1993 Annual Report on Form 10-K of Valmont Industries, Inc.

          Our   report  refers  to  the  Company's  adoption  of  Financial
          Accounting Standards No. 109, Accounting for Income Taxes, in fiscal 1993.


                                                  /s/ KPMG PEAT MARWICK LLP
                                                  _____________________
                                                  KPMG PEAT MARWICK LLP



          Omaha, Nebraska
          December 27, 1994